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                                                                    Exhibit 10.8

                                                                November 2, 1998

Gildan Activewear Inc./Les Vetements de Sports Gildan Inc.
725 Montee de Liesse
Montreal, Quebec
H4T 1P5

Attention:  Mr. H. Greg Chamandy
            Chief Executive Officer and Chairman

Gentlemen:

                              Re: Amendment No. 6

            Reference is hereby made to the Amended and Restated Loan Agreement (as amended by Amendment No. 1 dated October 28, 1997, Amendment No. 2 dated January 8, 1998, Amendment No. 3 dated February 18, 1998, Amendment No. 4 dated March 19, 1998 and Amendment No. 5 dated June 15, 1998, the "Loan Agreement"), dated as of August 6, 1997, between Gildan Activewear Inc./Les Vetements de Sports Gildan Inc. (the "Borrower") and Bank of America Canada (the "Lender"). Capitalized terms used herein and not otherwise defined shall have the meanings specified in the Loan Agreement.

            In consideration of the mutual covenants and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Lender and the Borrower have agreed as follows:

      1. The Lender hereby consents, for the purposes of Section 9.10, to the Borrower's entering into, as original tenant thereunder or as a guarantor thereof, the Florida Lease, provided, however, that the monthly base rental amounts so incurred or guaranteed will not exceed U.S. $85,000 and the foregoing shall not be construed as any consent to any payments under or pursuant to the Florida Lease or any guarantee in respect thereof except as are made in compliance with all terms of the Loan Agreement, including in particular
            Section 9.13.

      2. The Lender hereby consents for the purposes of Section 9.7 of the Loan Agreement to (a) the Borrower's and/or Malone Subsidiary's transfer of Equipment having a book value not in excess of U.S. $300,000 to the Florida Subsidiary or transfer without limit from the Malone Subsidiary to the Borrower and (b) the sale and leaseback of Equipment having a book value not in excess of $12,000,000 to give effect to the financing referred to in paragraph (f) of the definition of "Permitted Liens" in Section 1.1 of the Loan
            Agreement.
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      3.    Section 1.1 of the Loan Agreement is amended by adding the following definitions (in the correct alphabetical order):

                  ""Consolidated FST Debenture" means the 11% Interest Unsecured Debenture No. A-4 in the capital amount of $15,000,000, issued by the Borrower to the FST on June 25, 1998 in respect of the consolidation of all Debt owing to the FST.

                  "Florida Subsidiary" means Gildan Activewear Miami, Inc., formerly called Miami Activewear Distribution Inc., a corporation incorporated pursuant to the laws of Florida and carrying on business at 3400B N.W. 74th Avenue, Miami, Florida 33122.

                  "Florida Lease" means an Industrial Gross Lease dated as of May 28, 1998 between the Borrower and Fleming Companies, Inc., which lease was assigned by the Borrower to the Florida Subsidiary on August 25, 1998, relating to approximately 211,000 square feet of warehouse space at 3400B N.W. 74th Avenue, Miami, Florida.

                  "Florida Cashflow Recapture" means an amount equal to the Florida Subsidiary's net earnings before interest, depreciation and amortization expenses but after the payment of its local taxes less increases in working capital plus decreases in working capital.

                  "Florida Debt" means, in respect of the Florida Subsidiary, all indebtedness and obligations, present and future, direct and indirect, of the Florida Subsidiary to the Borrower including, without limitation, the face amount of any liabilities of the Borrower under or in connection with any guarantees, indemnities, sureties or like obligations undertaken by the Borrower in respect of the Florida Subsidiary.

                  "Malone Subsidiary" means Gildan Activewear Malone, Inc., formerly called Malone Manufacturing, Inc., a corporation incorporated pursuant to the laws of New York and carrying on business at Route 11, Bangor Road, Malone, New York.

                  "Pluma Accounts" means any Account due from Pluma, The Stardust Corporation or F.L. Robinson (or an affiliate thereof)."

      4. The definition of "Availability" in Section 1.1 of the Loan Agreement is amended by deleting the reference to "$17,500,000" and substituting $25,000,000" therefor.

      5. The definition of "Permitted Liens" in Section 1.1 of the Loan Agreement is deleted and the following is substituted therefor:

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                  ""Permitted Liens" means: (a) Liens for taxes not yet payable or Liens for taxes being contested in good faith and by proper proceedings diligently pursued, provided that a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor on the applicable Financial Statements and that a stay of enforcement of any such Lien is in effect; (b) Liens in favour of the Lender; (c) Liens on Equipment and Liens on Accounts and Inventory in favour of GE Capital Quebec Equipment Financing Inc. but subject to the execution and delivery of the GE Priority Agreement on terms satisfactory to the Lender in its discretion; (d) Lien(s) in a principal amount not exceeding $1,200,000 secured on the Valleyfield Facility (the "Valleyfield Mortgage"); (e) PMSIs expressly permitted to be outstanding in accordance with
                  Section 9.11 (f) Liens on Equipment to secure up to $12,000,000 of Equipment financing to be completed by the Borrower on terms satisfactory to the Lender and subject to the execution and delivery to the Lender of an intercreditor agreement among the Borrower, the Lender and the provider of such financing, in form and substance satisfactory to the Lender in its sole discretion; (g) Liens on Equipment in favour of Bombardier securing the Approved Bombardier Transaction in an amount not in excess of $2,000,000 (plus the customary additional hypothec); (h) approved prior encumbrances; (i) Liens as described in Exhibit A hereto; (j) Liens on Equipment located at the Valleyfield Facility in favour of Laurentian Bank of Canada, provided that (A) such Liens rank subordinate in priority to the Liens in favour of the Lender and (B) the Borrower, the Lender and Laurentian Bank of Canada have entered into a subordination agreement on terms (including as to standstill arrangements) satisfactory to the Lender in its sole discretion; (k) a first hypothec on the lands and buildings at 313 and 211, rue de Louvain, Montreal, Quebec, being the Comdye lands, in an amount not in excess of $2,000,000, in favour of the Business Development Bank of Canada to secure its mortgage loan in the maximum principal amount of Cdn. $1,500,000 upon the terms of its term sheet dated January 19, 1998; and (1) a first hypothec on the lands and buildings to be acquired by the Borrower in 1998 and located at 6465 Trans Canada Highway, St. Laurent, Quebec (comprising approximately 16,974.9 square metres of lands and the building thereon), to secure a mortgage loan in a principal amount not in excess of $2,200,000, in favour of Business Development Bank of Canada and substantially upon the terms of and its term sheet dated September 23, 1998."

      6. The definition of "Eligible Accounts" is Section 1.1 of the Loan Agreement is amended by deleting paragraphs (a) and (b) thereof and substituting the following:

                  "(a) other than Dated Accounts or Pluma Accounts with respect to which more than ninety (90) days have elapsed since the date of the original invoice therefor;

                  (b) any Dated Account or Pluma Accounts which do not have credit insurance (in amounts, on terms and with insurers satisfactory to the Lender in its discretion) with a loss payable endorsement in favour of
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                        the Lender, which is in excess of any approved (in the
                        Lender's discretion) credit limit for the applicable Account Debtor or which is (x) in the case of Dated Accounts, (A) payable more than 150 days from invoice date (except for Accounts due from Broder Brothers which may be payable 180 days from invoice date) or (B) more than thirty (30) days past due or (y) in the case of Pluma Accounts, (A) outstanding more than sixty (60) days past invoice date, or (B) not subject to a reserve against Availability in the amount of any liquidated damages or other offsets, the amount of which has been conclusively determined to the satisfaction of the Lender in its discretion and confirmed by an agreement with Pluma modifying the existing Settlement Agreement to the Lender's satisfaction in its discretion, or (C) not verified by a certification given by the Borrower to the Lender in form satisfactory to the Lender as of the end of the previous month by the fifteenth day of the following month to certify that the Borrower is in compliance with all terms of all of its agreements relating to such Accounts, has no knowledge or notice of any default under any such agreements and that the Borrower intends to continue to comply with all such agreements (and further provided that the maximum Revolving Loans and Letters of Credit based on Dated Accounts will be limited to $20,000,000);"

      7.    Section 6.8(d) is deleted and the following is substituted therefor:

                  "(d) (A) during October, November, December, January, February and March of each year, bi-monthly by the 20th calendar day and 5th calendar day for the period ended on the 15th day of the month or the last day of the month, respectively, and, (B) at all other times, monthly by the fifteenth calendar day following the end of each month, perpetual inventory reports at cost, by category and location, and reconciled to the general ledger as of month end by the last day of the following month, and listing ineligibles;"

      8. Section 9.7 of the Loan Agreement is amended by deleting the phrase "non-Honduras assets not exceeding a value of $50,000" and substituting therefor:

                  "assets other than shares in the capital stock of the Honduras Subsidiary not having a value in excess of $500,000"

      9. Section 9.7 of the Loan Agreement is amended by adding the following immediately after the phrase "Honduras Subsidiary to carry on sewing operations" in the second line thereof:

                  ",the establishment of the Florida Subsidiary to act as a distribution centre (in replacement of the Champlain, New York facility)"

      10. Section 9.11 of the Loan Agreement is deleted and the following substituted therefor:
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                  "9.11 Neither of the Borrower or any of its Subsidiaries shall incur or maintain any Debt other than: (a) the Obligations;
                  (b) in the case of the Borrower, trade payables, and contractual obligations to suppliers and customers incurred in the ordinary course of business; (c) other Debt existing on the Closing Date, and included in the Financial Statements attached as Exhibit G-1; (d) Permitted Rentals as permitted by
                  Section 9.21; (e) Debt pursuant to unsecured Guarantees as described in Exhibit C; (f) Debt secured by purchase money security interests ("PMSIs") in Equipment acquired by the Borrower and/or its Subsidiaries in compliance with Section
                  9.20 hereof (provided the principal amount of such Debt does not exceed the purchase price of such Equipment) and, to the extent not included in Debt as above provided in this paragraph (f), all obligations under unsecured Guarantees in connection with acquisitions by the Borrower of Equipment, not in the aggregate in excess of $500,000 outstanding at any time in the Fiscal Year ending in 1997 and $1,000,000 in the Fiscal Year ending in 1998 and thereafter; (g) the intercorporate loan to the Malone Subsidiary referred to in paragraph (e) of
                  Section 9.13; (h) the Additional FST Investment and the FSTQ Third Debenture Debt as defined in Section 11.1(q) (which, on June 25, 1998 was consolidated into the Consolidated FST Debenture); (i)(A) in the case of Los Angeles de San Jose, S.A., up to $3,500,000 (inclusive of all moneys received by the Borrower and its Subsidiaries from CIDA in respect of Honduras Operations) less, if a positive number, the cumulative Honduras Cashflow Recapture applicable to Los Angeles de San Jose, S.A., (B) in the case of Nicole El Progreso, S.A., up to $2,000,000 less, if a positive number, the cumulative Honduras Cashflow Recapture applicable to Nicole El Progreso, S.A., (C) in the case of the Florida Subsidiary, $1,500,000 less, if a positive number, the cumulative Florida Cashflow Recapture, and (D) in the case of the Barbados Subsidiary, up to $500,000 of loans by the Borrower to the Barbados Subsidiary; (j) Debt secured by Permitted Liens; and (k) an amount not exceeding $1,000,000 to refinance and replace the existing Valleyfield Mortgage. Notwithstanding the foregoing or any other term hereof (including Section 9.13(b)), the Debt to FST shall only be permitted if no principal payments are required to be made prior to June, 2003 and no interest in excess of 11% per annum is payable thereon and FST, the Lender and the Borrower shall have entered into the Subordination Agreement in form and substance satisfactory to the Lender in its discretion, relating to the Consolidated FST Debenture."

      11. Section 9.13 of the Loan Agreement is deleted and the following is substituted therefor:

                  "9.13 Transactions with Affiliates. Except (a) for Distributions permitted under Section 9.8; (b) for a loan of not more than $2,000,000 made to its parent, Harco Holdings Ltd.; (c) for payments to the Malone Subsidiary, the Florida Subsidiary or the Honduras Subsidiary for services actually
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                  rendered not in excess of commercially reasonable amounts and on pricing terms not exceeding those prevailing between arm's length parties; (d) for rent paid to Harco Holdings Ltd. pursuant to the Borrower's leases of its Premises; (e) for loans made to the Malone Subsidiary not in excess of $1,500,000 in the aggregate; (f) for trade credit and loans made to each Honduras Subsidiary and/or to the Florida Subsidiary, provided, however, that the aggregate amount of Honduras Debt owed by each Honduras Subsidiary, the aggregate amount of the Florida Debt and the aggregate amount of any loans to the Barbados Subsidiary shall not exceed the limits applicable thereto specified in Section 9.11(i); (g) for payments of principal and interest made to FST in compliance with the Borrower's agreements with FST and subject to the terms of the Subordination Agreement among the Borrower, the Lender and FST, and (h) for an initial equity investment in the amount of U.S. $200,000 in the Florida Subsidiary, neither the Borrower nor any of its Subsidiaries shall: sell, transfer, distribute, or pay any money or Property to any Affiliate, or lend or advance money or Property to any Affiliate or related Person (within the meaning of the Income Tax Act of Canada), or invest in (by capital contribution or otherwise) or purchase or repurchase any equity or indebtedness, or any Property, of any Affiliate or related Person (within the meaning of the Income Tax Act of Canada), or become liable on any Guarantee of the indebtedness, dividends, or other obligations of any Affiliate or related Person (within the meaning of the Income Tax Act of Canada).

      12. Section 9.15(a) of the Loan Agreement is amended by adding the following phrase immediately after the phrase "Honduras Subsidiary to carry on sewing operations":

                  ", the establishment of the Florida Subsidiary to act as a distribution center (to replace the Champlain, New York facility)"

      13. Section 9.15(b) of the Loan Agreement is amended by deleting the reference to "3,000,000" and substituting "7,000,000" therefor.

      14. Section 9.15(c) of the Loan Agreement is amended by deleting the word "and" at the end thereof.

      15. Section 9.15(d) of the Loan Agreement is amended by deleting the period at the end thereof and replacing it with a semicolon.

      16. Section 9.15 in the Loan Agreement is amended by adding the following after paragraph (d) thereof:

                  "(e) The Borrower shall annually, within one hundred and twenty (120) days after each fiscal year end, for the immediately preceding fiscal year, provide evidence to the Lender that the amount of the Florida Debt has been reduced by an amount equal to the Florida Cashflow Recapture, which amounts will be applied first to permanently repay in full the Florida Debt and thereafter
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                  shall be in the form of dividends or non interest bearing
                  loans subordinated to the Obligations in terms satisfactory to the Lender in its sole discretion; and

                  (f) The Borrower will not permit the profits of the Florida Subsidiary to exceed ten percent (10%) of such Subsidiary's direct operating expenses."

      17. Section 9.18 of the Loan Agreement is amended by deleting the word "and" before paragraph (c) thereof and replacing it with a comma and by adding the following at the end (before the period):

                  "and (d) the Florida Subsidiary to act as a distribution center"

      18. Section 9.20 of the Loan Agreement is amended, retroactive to March 31, 1998, by deleting the references to "$11,500,000" and "$1,300,000" and replacing such references with "$25,000,000" and "$8,000,000", respectively.

      19. Section 9.22 of the Loan Agreement is amended, retroactively to March 31, 1998, by deleting the references to "1.15 to 1" and "1.20 to 1" in paragraphs (g) and (h), respectively, and replacing such references with "1.08 to 1" in paragraph (g) and "1.11 to 1" in paragraph (h).

      20. The amendments, consents and waivers set forth herein are strictly limited to the matters and times specifically described above and shall not be deemed to constitute an amendment, consent or waiver with respect to any other term, covenant, matter, time or occasion.

      21. The Borrower agrees to pay to the Lender an amendment fee in the amount of $25,000 upon its acceptance of the terms hereof and authorizes and directs the Lender to debit its account in order to pay such fee. All reasonable expenses of the Lender incurred in connection with this letter agreement and any and all matters incidental thereto including, without limitation, legal fees, the allocated costs of in-house counsel and out-of-pocket expenses of Lender's counsel are for the account of the Borrower and shall be payable upon demand and may be paid by direct debit to the Borrower's accounts.

      22. This letter agreement supersedes and replaces any prior agreements or understandings with respect to any of the matters provided for herein.

      23. This letter agreement shall be deemed to have been made in the Province of Ontario and shall be governed by and interpreted in accordance with the laws of such Province and the laws of Canada applicable therein, except that no doctrine of choice of law shall be used to apply the laws of any other jurisdiction.

            Except to the extent waived or modified herein, the Loan Agreement remains in full force and effect and is hereby ratified and confirmed. Please evidence your agreement with the terms of this letter agreement by signing in the space below. Notwithstanding the date of execution of this letter agreement, this letter agreement shall be deemed effective as of the 30th day of September,
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1998. The Borrower shall do, or cause to be done or occur, as the case may be, each of the following to the entire satisfaction of the Lender by December 15, 1998, failing which an Event of Default shall be deemed to have occurred:

            (a) FSTQ and the Borrower shall execute and deliver a Subordination Agreement reflecting the consolidation into the Consolidated FST Debenture of all Debt to FST (including the Additional FST Investment and the FSTQ Third Debenture Debt) and to replace the intercreditor agreement dated August 6, 1997, in form and substance satisfactory to the Lender;

            (b) the Borrower shall deliver a complete copy of the Florida Lease and the assignment thereof to the Florida Subsidiary;

            (c) the Florida Subsidiary and the Borrower, as applicable, shall execute and deliver each of the following documents, each in form satisfactory to the Lender:

                  (i) a guarantee by the Florida Subsidiary of the obligations of the Borrower to the Lender;

                  (ii) a security agreement of the Florida Subsidiary in favour of the Lender, securing all obligations under the guarantee;

                  (iii) a demand promissory note of the Florida Subsidiary evidencing all the advances by the Borrower to the Florida Subsidiary;

                  (iv) a security agreement of the Florida Subsidiary in favour of the Borrower to secure, inter alia, the note;

                  (v) an assignment by the Borrower of the note and security agreement of the Florida Subsidiary;

                  (vi) UCC financing statements to perfect all of the security interests created by the foregoing documents (including, if requested, fixture filings);

                  (vii) a landlord's waiver of the landlord under the Florida Lease;

                  (viii) certified resolutions of the directors of the Borrower and the Florida Subsidiary authorizing each of the foregoing documents signed by it and this Amendment No. 6;

                  (ix) an opinion of legal counsel to the Florida Subsidiary in respect of each of the foregoing documents signed by it;

                  (x) an opinion of legal counsel to the Borrower in respect of this Amendment No. 6; and

            (d) all filings necessary or required to be made by or on behalf of the Lender in consequence of the changes of names of the Malone Subsidiary and the Florida Subsidiary to protect or preserve the Lender's Liens and the priority thereof shall have been made and the Lender shall have received, forthwith upon the issuance thereof, certified articles of amendment confirming the name changes and, by the date above specified, reports of local legal counsel
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                  confirming the making of all necessary UCC and other filings to the Lender's satisfaction.

            The parties acknowledge that they have required that this agreement and all related documents be prepared in English.

            Les parties reconnaissent avoir exige que la presente convention et tous les documents connexes soient rediges en anglais.

Sincerely,

BANK OF AMERICA CANADA


By: /s/ Robert Kizell
    ---------------------
Name:  Robert Kizell
Title: Vice-President

AGREED AS OF THE DATE FIRST-ABOVE PROVIDED:

GILDAN ACTIVEWEAR INC./LES VETEMENTS DE SPORTS GILDAN INC.


By: /s/ H. Greg Chamandy
    ---------------------
Name:
Title:


By:
    ---------------------
Name:
Title:
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                                      -10-


The undersigned Gildan Activewear Malone, Inc. (the "Guarantor") (i) consents to and approves the execution and delivery of this letter agreement by the parties hereto, (ii) agrees that this letter agreement does not and shall not limit or diminish in any manner the obligations of the Guarantor under that certain Guaranty dated as of August 29, 1996 (the "Guaranty"), executed by the Guarantor and delivered to the Lender, and that such obligations would not be limited or diminished in any manner even if the Guarantor had not executed this letter agreement, (iii) agrees that this letter agreement shall not be construed as requiring the consent of the Guarantor in any other circumstance, (iv) reaffirms its obligations under the Guaranty, and (v) agrees that the Guaranty remains in full force and effect and is hereby ratified and confirmed.

GILDAN ACTIVEWEAR MALONE, INC.


By: /s/ H. Greg Chamandy
    ---------------------
Name:
Title: